NDA
Nevada Department of Agriculture

Industrial Hemp Handler Application

Plant Industry Division

Handler information

A handling facility is defined as a facility receiving industrial hemp for processing into commodities, products or agricultural hemp seed.

Registrant name: Michael Ogburn
Business name: Corix Bioscience Inc.
Contact person: Michael Ogburn
Phone number: 949-701-6911
Email address: m.ogburn@corixbioscience.com
Mailing address: 9880 Irvine Center Dr. #200, Irvine, CA 92618
Website: www.corixbioscience.com
Application status: ■ New ☐ Renewal ☐ Modify

Legal status of registrant (check one)

☐ Limited liability company (LLC) ■ Corporation ☐ Other: ________
☐ Individual/sole proprietor ☐ Limited partnership

Nevada Secretary of State business license number: E0396492017-7
Is applicant also a licensed industrial hemp grower? ☐ Yes ■ No

Site details

County: Carson City
Address: 1501 S. Sutro Terrace, Carson City, NV. 89706

Coordinate information
Latitude: 39.201200
Longitude: -119.751335

Is facility a licensed "Marijuana Production Establishment" by the Nevada Department of Taxation? ☐ Yes ■ No If yes, license number: ________

Site local jurisdiction approval

Site(s) must be approved by local jurisdiction/zoning authority. Please provide contact information or documentation of facility approval by local jurisdictional government.

Local jurisdiction: Sparks, NV
Contact name: Russell Wilhelm Phone: 775-353-3711
Zoning approval documentation submitted with this application? ☐ Yes ■ No

Industrial Hemp Handler Application

Plant Industry Division

NDA
Nevada Department of Agriculture

Product manufacturing

Products intended to be manufactured on premises.

Check any of the following that are relevant to your interests with handling industrial hemp:

- ☐ Animal bedding
- ☐ Compost
- ☐ Cosmetic/beauty
- ■ Dietary supplements
- ☐ Fiber
- ☐ Grain
- ☐ Hemp oil extraction
- ☐ Insulation
- ☐ Other: Vape, Lotions, Gummies

If extraction is planned, indicate methods to be used: ______________________

Product manufacturing explained

Use the remaining area on this section of the form to provide a detailed explanation of product intentions (attach additional pages, if needed):

We manufacture capsules, gummies, lotions, oils etc. using CBD oil as a main ingredient. We will ship from this location as well. Workers will be there on average of 12 hours per day. All equipment will have "Operating Procedure" manuals.

MO
Initials

I hereby declare that all the above information is accurate and my intentions shall not stray from intended purposes. If handling objectives prove to be unachievable I may alter objectives, with NDA approval, in a manner that is determined to be fit for the R&D program, otherwise my certification status will be terminated and appropriate legal action may occur.

Disclaimer: NO changes to this application may be made without NDA approval and a new application submitted.

Industrial Hemp Handler Application
Plant Industry Division

Nevada Department of Agriculture

Policy/procedure acknowledgement

I, Michael Ogburn, declare under penalty of perjury that the provided information is true and correct and that I am the owner or person with legal control of and authority to bind, the herein named applicant, and that I have read and understand all the conditions and obligations stated herein. I accept all liability associated with the handling of industrial hemp and will accept all responsibilities associated with that handling. I understand and agree:

MO (Initials) that a registration cannot be transferred or assigned to another business, individual, or entity and that a registration is valid from date of issuance until December 31 of the issued year.

MO (Initials) that all industrial hemp plant material shall be handled and processed within the allotted period of 1 year after certification has been issued. The Department must be notified if material, is still present after the 1-year period has ended. I will submit a renewal application prior to the expiration of an active registration if I intend on continually handling industrial hemp.

MO (Initials) that each facility, with which industrial hemp shall be handled, will be associated with a separate application.

MO (Initials) that no registered handler may handle *Cannabis ssp.* plants or parts thereof that the registrant knows or, has a reason to know, are of a variety that will produce a THC content greater than 0.3% on a dry weight basis, unless otherwise approved to do so by the Nevada Department of Taxation Marijuana Program.

MO (Initials) to pay for all costs for the oversight of this program. Payment must be submitted within 30 days after invoicing.

MO (Initials) that THC concentrations for industrial hemp are declared to be under or equal to 0.3% on a dry weight basis.

MO (Initials) that any information provided to NDA can be utilized for public disclosure and be provided to law enforcement agencies without further notice to the registrant.

MO (Initials) that NDA explicitly authorizes the use of registered industrial hemp for handling purposes, unless otherwise approved.

MO (Initials) that it is illegal under federal law to possess viable hemp seed in Nevada unless it is for use in an authorized research trial.

MO (Initials) that any operations proposed to use land that is not owned by the applicant must be accompanied by a signed, notarized affidavit from the legal owner of the land consenting to approval.

MO (Initials) that alterations of any kind to this application, excluding sections 1 and 2, will require a $250.00 amendment fee. Application details must stay consistent with all production features always.

MO (Initials) that in the event of a theft or loss of usable industrial hemp plant material, compounds derived from or commodities or products produced from industrial hemp local law enforcement and the Nevada Department of Agriculture must be notified.

Industrial Hemp Handler Application

Plant Industry Division

NDA
Nevada Department of Agriculture

Fee and payment information

Industrial hemp handler application fee: **$1,000.00 per facility**

In addition to the application fees:

- The applicant is responsible for inspection costs at $50.00 per hour, per inspector for drive time, inspections and sampling.
- Mileage will be charged at the current IRS reimbursement rate.
- The NDA may charge a fee for any analysis conducted.
- Fees are based upon an approximation of the actual cost of performing tests.

Mail checks or money orders to:
Nevada Department of Agriculture
Attn: Industrial Hemp Program
405 South 21st Street
Sparks, Nevada 89431

Credit card charges:
Pay via phone at: 775-353-3601
Indicate payment is for handling application

Make checks payable to **Nevada Department of Agriculture**.

Application instructions

- Please file a separate application per facility location. It is possible to file multiple applications under one comprehensive payment for all locations, if the applicant intends to manage multiple handling facilities.
- When submitting this application, please ensure all information provided is accurate and current. Modification of a submitted application will require a $250.00 amendment fee.
- It is the responsibility of each approved handling facility to follow safety guidelines involved with each manufactured product. Please refer to Nevada Administrative Code chapter 557 for testing requirements.
- All regulations related to the manufacturing of products apply to handling facilities, especially those manufacturing products intended for human consumption.
- Registration as a handler expires on December 31 of each year and may be renewed upon submission of an applications for renewal.

In signing this document, the applicant agrees to abide by all laws governing industrial hemp within the state of Nevada. Handling industrial hemp material should be done so in a manner that is consistent with Nevada Revised Statute, Chapter 557, Nevada Administrative Code, Chapter 557, and the 2014 Federal Farm Bill, Section 7606.

[signature] 4/17/18
Signature *Date*